Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2017, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries as of December 31, 2016 and January 2, 2016 and for each of the years then ended, which report is included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
November 17, 2017